Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 12, 2026, with respect to the consolidated financial statements of ZoomInfo Technologies Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Portland, Oregon
February 12, 2026